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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the William Lyon Homes Executive Deferred Compensation Plan of our report dated February 13, 2001, with respect to the consolidated financial statements of William Lyon Homes included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP



Irvine, California
February 6, 2002